Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption ‘‘Experts’’ and to the use of our reports dated February 11, 2011 relating to the balance sheet of ICON ECI Fund Fifteen, L.P. and to the balance sheet of ICON GP 15, LLC in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-169794) and related Prospectus of ICON ECI Fund Fifteen, L.P. for the registration of up to 420,000 limited partnership interests.

/s/ Ernst & Young LLP
New York, New York
February 11, 2011